Exhibit 99.1

Introduction

Thank you. This is Patricia Murphy, and I’d like to welcome you to IBM’s first quarter 2021 earnings presentation. I’m here with Arvind Krishna, IBM’s Chairman and Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President and Chief Financial Officer. We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow. Some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings. Our presentation also includes non-GAAP measures, to provide additional information to investors. For example, we present revenue and signings growth at constant currency throughout the presentation. In addition, to provide a view consistent with our go-forward business, we’ll focus on constant currency growth adjusting for the divested businesses for the impacted lines of total revenue, cloud and our geographic performance. We have provided reconciliation charts for these and other non-GAAP measures at the end of the presentation, and in the 8-K submitted to the SEC.

So, with that, I’ll turn the call over to Arvind.

CEO Perspective

Hello everyone. Thank you for joining us today. I’m pleased to be speaking with all of you again. In our last call, we shared our financial expectations for the year: revenue growth and 11 to 12 billion dollars of adjusted free cash flow. While it’s still early in the year and a lot remains to be done, we are confident enough to say that we are on track.

Last quarter, I also talked about how the events of the last year have increased the needs for our clients to accelerate their digital transformations. This is continuing, and the overall spend environment is improving, while there are some clear differences by geography and industry. With that as a backdrop, in the first quarter, we posted revenue growth at actual rates and grew free cash flow. We can see signs of progress in a number of areas. Our results in Cloud & Cognitive Software and Global Business Services revenue show that they are on an improved trajectory, including a return to growth in consulting. IBM Z again demonstrated its value as an enduring platform. Meanwhile, we improved margins in our Global Technology Services led by managed infrastructure services. As Jim will explain to you, all of this helped to deliver free cash flow improvement, which is a key focus area.

As we move through the year, we will continue to execute on the important changes we are making to the company – from the acquisitions we are making – to the investments to expand our partner ecosystem – to the significant overhaul of our go-to-market model that we announced back in January – to the changes we’re bringing to our culture to instill more of a growth mindset. As you know, we are also executing the separation of our managed infrastructure services business, now branded Kyndryl, which is on track to be completed by the end of the year. These changes are all well underway, though as you would expect it will take some time to see the full benefit.

IBM’s Hybrid Cloud & AI Strategy

I have immense confidence in our strategy around the transformative power of hybrid cloud and AI, and the decisive moves we are making provide a solid foundation for us to unlock future growth. As I’ve told you before, we see the hybrid cloud opportunity at a trillion dollars, with less than 25 percent of workloads having moved to the cloud so far.

We are reshaping our future as a hybrid cloud platform and AI company. For us, the case for hybrid cloud is clear. Businesses have made massive investments in their IT infrastructure, and are dealing with specific constraints such as compliance, data sovereignty and latency needs in their operations. They need an environment that is not only hybrid but a hybrid platform that is flexible, secure and built from open source innovation. This gives them a credible path to modernizing legacy systems with advanced cloud services and building cloud-native apps. This is what we have built our platform for and why we have such confidence in our strategy.

IBM’s approach is platform centric. Linux, Containers and Kubernetes are the foundation of our hybrid cloud platform which is based on Red Hat OpenShift. We have a vast software portfolio, Cloud Paks, modernized to run cloud-native anywhere. Our GBS expertise is a key factor in driving consumption and in helping our clients accelerate their digital transformation journeys. And our systems and industry-specific public cloud provide differentiated infrastructure. The economics of our platform are designed to drive growth across all of IBM. The platform itself contributes. But then for every dollar of platform spend, clients spend $3 to $5 in software, and $6 to $8 in services. IBM, together with our growing ecosystem partners, are positioned to capture that value.

Let me now turn my attention to some of the progress and proof points we have seen in the past quarter as we execute on our hybrid cloud platform and AI strategy. In the last quarter, more companies chose IBM to help them realize the potential of hybrid cloud. That includes PNC Bank, Banorte and Egypt Air. We are also helping Siemens re-platform MindSphere, their IoT software, on top of Red Hat OpenShift. That makes it possible for them to deploy on both public and private clouds. We now have 3,000 clients using our hybrid cloud platform.

We are also focused on helping companies use our rich AI capabilities to drive business outcomes. In the past quarter, we have forged important partnerships with companies like Palantir to simplify how businesses build and deploy AI applications across public clouds, private clouds and on-premise. As part of this collaboration, IBM and Palantir are creating a new offering called Palantir for IBM Cloud Pak for Data, allowing clients to scale AI with confidence. In addition to Palantir, we continue to expand our AI ecosystem by building on partnerships with companies like Box, Cloudera and MongoDB.

In March, the global research firm Gartner positioned IBM as a leader in three Gartner Magic Quadrant AI reports, now making IBM a leader in 12 AI magic quadrants. This recognition highlights the important work we have been doing to bring new innovations from our research teams in core areas such as natural language processing, trust and automation.

To facilitate our clients’ adoption of our focused hybrid cloud and AI solutions, as I said in January, we announced significant changes in our go-to-market model. We drastically simplified our sales model by adopting a single consistent segmentation. We are providing clients with a more technical and experiential approach and are investing in and elevating the role of our ecosystem partners to deliver more value to clients. Finally, we have adjusted the incentive structure for our sales teams to better align our reward system with our strategy.

While it’ll take time for these changes to yield results, we are seeing some green shoots from our transformation. We are investing in and scaling what we call pre-sales garages to co-create with our clients a lot earlier in the sales process. We’ve had around 200 of our top clients experience new use cases for our solutions. And our ecosystem strategy and approach with strategic partners is already opening new areas of growth in GBS.

I want to spend a minute on innovation. We have a strong pipeline of innovation and some of these are already differentiating our portfolio. As I said earlier, IBM Z again demonstrated its value this quarter. This is thanks to the critical innovations we bring to each new generation of IBM Z, which continue to spur renewed interest and drive client demand. In fact, z15 is now shipping the largest capacity in the platform’s history. Another innovation we recently put on the market relates to Red Hat OpenShift — the cornerstone of our hybrid cloud platform. OpenShift now includes new capabilities around security and scalability, both of which are critical to enterprise needs. Next up are new Linux and Kubernetes-based innovations that will help businesses extend hybrid cloud to the edge, scale and secure cloud-native applications and consume technologies on OpenShift as a managed service.

Let me now turn to other opportunities we are seizing that will play out over the longer term. We announced that we are embarking on a decade- long partnership with the Cleveland Clinic, who will tap into the power of AI, hybrid cloud, high-performance computing and quantum computing to accelerate the process of scientific discovery. As part of this collaboration, IBM will install the first on-premises IBM Q System One in

Ohio within the United States. As you know, this is an area of incredible promise. Quantum has the potential to unlock hundreds of billions of dollars of value for our clients by the end of the decade. To seize this opportunity, we announced a roadmap to build a 1000-plus qubit quantum computer by 2023. We remain excited by these developments.

You may also have seen the partnership we announced with Intel to advance next-generation logic and packaging technologies. This collaboration will be key in accelerating innovation and enhancing the competitiveness of the semiconductor industry.

As we reshape our future as a hybrid cloud platform and AI company, we are continuing to use our scale, scope and trust to make an impact on important societal issues. For instance, to help tackle the climate crisis, IBM announced a net zero pledge by 2030. We have been transparent in that our efforts are focused on reducing actual emissions without the use of carbon offsets. We also intend to use emerging technologies to remove emissions equal to our residual emissions, leveraging IBM Research to help accelerate the discovery of materials for these technologies.

Fundamental to our business growth is fostering a culture of conscious inclusion where innovation can thrive and individuals progress.

Last year we made a commitment to be more transparent in how we report Diversity & Inclusion, and last week we released our 2020 Diversity & Inclusion report. What you will see is that we have increased our diversity representation and achieved best-in-class inclusion scores from our employees. We are leveraging our industry-leading hiring practices, skills development and advancement opportunities to continue our progress. I am happy to expand on our ESG efforts in the Q&A.

Before I turn it over to Jim, I will close with a comment on our future. Our objectives are clear: sustainable mid-single digit revenue growth post separation and strong cash generation. We are taking actions, investing and aligning compensation to achieve this, and our first quarter results are another step in the right direction toward our future.

Jim, over to you.

Financial Highlights

Thanks Arvind. I’ll get right into the numbers. In the first quarter, our revenue of $17.7 billion grew one percent as reported. We expanded our gross profit margin – and grew gross profit dollars. We reported operating earnings per share of $1.77. Our adjusted free cash flow was up, resulting in $11.6 billion over the last year. And our balance sheet and liquidity position remain strong. As Arvind said, we made progress, but more to do.

You can see this progress in our revenue with an improvement in the trajectory of our constant currency results. Our revenue was up in Cloud & Cognitive Software and in Systems, and consulting returned to growth. We’re capitalizing on clients’ digital transformations and journeys to cloud. We take a platform approach to hybrid cloud and AI, with capabilities in infrastructure, software and cloud services. Across these, our cloud revenue was up 18 percent in the quarter and over the last twelve months, and now stands at over $26 billion for the last year.

The fundamentals in our business model also continued to improve. We expanded operating gross profit margin this quarter by 110 basis points. I’ll remind you how we manage our business. We manage our services businesses at the gross margin level, while we look to capture the value of our product-based businesses at the pre-tax margin level. We had good margin expansion across our segments on those bases. This operating leverage enables a higher level of investment. We’re investing in innovation, in skills and in our ecosystem as we execute on our hybrid cloud and AI strategy. Our hiring was up year to year, with thousands of people hired in the quarter. We closed six acquisitions since mid-December. We’re building out pre-sales garages, adding go-to-market and delivery capabilities in GBS, and technical skills in Red Hat. And we’re increasing R&D in areas like AI and quantum to drive innovation. Our year-to-year expense dynamics reflect this investment, though it was offset by lower workforce rebalancing charges year-to-year and lower travel expense in the current environment.

Let me round out the financial highlights with some color on our strong free cash flow and balance sheet and liquidity position. We had a good start to the year with $2.2 billion of adjusted free cash flow, and $11.6 billion over the last year. This adjusted view excludes the cash impact of over $600 million for the structural actions initiated in the fourth quarter and transaction charges associated with the separation of our managed infrastructure services business. This $2.2 billion of adjusted free cash flow is up $800 million year to year, driven by profit growth and continued working capital efficiencies. We had both strong cash collections and renewal rates in software. These software renewal rates drove our total deferred income to over $18 billion, which is an all-time high. Our free cash flow performance in the quarter contributed to our cash balance of $11.3 billion. While this is down $3 billion from year end, our debt was down $5 billion. We’ve now reduced our debt by about $17 billion from the peak. So, we’ve made good progress in deleveraging without sacrificing investments in our business or our solid dividend policy.

Cloud & Cognitive Software Segment

Now, let me turn to the segments. Cloud and Cognitive Software revenue grew one percent driven by Cloud and Data Platforms and Cognitive Applications. Our Cloud revenue in the segment was up 34 percent. This reflects the investments and actions we’ve taken to capture the hybrid cloud opportunity with solutions like Red Hat OpenShift and Cloud Paks. Our Cloud software is now seven-and-a-half billion dollars over the last year, which is about a third of our segment revenue. Across Cloud & Cognitive Software, we continue to increase our subscription and support renewal rates, driving the record deferred income levels I just mentioned.

Looking at our software performance by business area, Cloud and Data Platforms, which is about half of our segment revenue, grew at a double-digit rate. Red Hat continued solid performance with normalized revenue growth of 15 percent, led by Red Hat Enterprise Linux and OpenShift, both of which continue to gain share. With about 3,000 hybrid cloud platform clients, we’ve now tripled the revenue base of OpenShift since we acquired Red Hat. I’ll remind you, we wrapped on the acquisition of Red Hat in the middle of last year and this quarter Cloud and Data Platforms delivered two percent normalized growth. In Cloud and Data Platforms, we also improved the year-to-year trajectory across a number of key areas including integration, data science and AIOps.

In Cognitive Applications, revenue grew two percent this quarter led by strength across Security software and services. Our security solutions, like Cloud Pak for Security, helped enterprises to manage threats and protect their digital workloads, data and identities across hybrid cloud environments. And clients opted for accelerated time to value and ease of operation with QRadar on Cloud to rapidly detect cybersecurity attacks and network breaches.

As expected, our Transaction Processing Platforms revenue declined. We provide flexibility to our clients in how they purchase our software. Clients’ buying behaviors have been shifting toward more consumption-based models. As a result, we are seeing a continued preference for opex over capex, putting pressure on perpetual licenses. Though this quarter we had strong renewals in our TPP software, which I’ll remind you provides mission-critical capabilities to our clients.

Looking at the profit for this segment, we expanded pre-tax margin while continuing to invest in new innovation and our software ecosystem.

Global Business Services Segment

Turning to GBS, our year-to-year revenue trajectory improved about four points, with consulting returning to growth. We’re capitalizing on the market trends: clients are digitally transforming their businesses using hybrid cloud and AI to capture new growth opportunities, increase productivity, and create operating flexibility. Our revenue performance this quarter reflects this.

GBS Cloud revenue growth accelerated to almost 30 percent — doubling its growth rate from the prior quarter with strong growth across the portfolio. We see this in consulting where we had strong growth in our advise and build offerings. This reflects expanding practices with ecosystem partners like Salesforce and Adobe, and strong momentum in our Red Hat practice. In fact, we doubled the number of Red Hat client engagements from the prior year to over 150, working with companies such as HBO, Marriott, Vodafone, and Honda. We’ve now signed $2 billion of business in our Red Hat practice inception to date. Within application management, we had growth in offerings which build and move applications to the cloud. This growth was offset by declines in on-premise activity. Our application incumbency enables GBS to be the partner of choice for a client’s digital transformation. It is high value to our clients and to IBM, and is an important component of IBM’s hybrid cloud strategy and platform adoption. For example, GBS continues to drive one-third of our Cloud Pak revenue, and of those engagements, roughly 80 percent are with application management clients.

We are also capturing the opportunity in business transformation services, or what we call intelligent workflows. Within consulting, we had double-digit growth in offerings which leverage data and AI to transform client processes in areas like finance and supply chain. And in Global Process

Services, revenue growth accelerated to 19 percent. We had broad-based growth in areas such as finance and talent and transformation as clients leverage hybrid cloud to scale their activities to capture productivity and gain insights.

Turning to profit, we continued to expand GBS gross margin, which was up 100 basis points this quarter. This was driven by our shift to higher-value offerings, increased productivity and improving delivery capabilities which results in better margin realization. And this quarter we still had some margin benefit from reduced client-related travel.

At the same time, we are continuing to invest in GBS, organically and inorganically, to accelerate the revenue performance. We closed two acquisitions in the quarter. We are building and expanding practices in support of ISV partners. And we continue to hire, adding more sales and delivery capacity, contributing to an increase of more than five percent in our go-to-market resources since last year.

Systems Segment

Systems revenue was up two percent, led by strong performance in IBM Z, while product cycle dynamics continue to play out across Power and Storage.

Our IBM Z revenue was up 49 percent. That’s very strong growth, especially more than six quarters into the z15 product cycle. We had traction in areas like financial services, where robust market volatility drove demand for increased capacity. Clients also purchased z15 for its enterprise-grade security and unmatched reliability for regulatory requirements. Simply put, this platform is secure, scalable, and reliable. IBM Z is an enduring platform, developed and optimized to support enterprises’ most mission-critical applications. The IBM Z platform is also an important element in our hybrid cloud strategy, attracting new workloads, integrating cloud-native capabilities including Red Hat, and supporting our industry-specific cloud solutions. And with this quarter’s performance, the z15 program to date has now outpaced the strong performance of the z14 program. This further demonstrates the lasting value of the IBM Z platform.

With solid gross margin performance in IBM Z and Power, our Systems segment improved gross and pre-tax margins year to year.

Global Technology Services Segment

In Global Technology Services, revenue declined five percent, which is about a three-point improvement from last quarter’s rate. Over the last few quarters, we’ve talked about an impact to GTS revenue from lower client business volumes. This quarter we saw an improved trajectory in project activity and client-based business volumes, including in some of the industries most affected by the pandemic such as retail and consumer products. We’re encouraged by this trend. Our year-to-year signings performance reflects a difficult compare. Last year, GTS had strong signings growth, driven by large renewals at Anthem and Caixa Bank. That said, our mid-sized deals grew this quarter. Enterprises continue to see the long-term value for GTS to design, run and manage the most modern, efficient and reliable technology infrastructures. We see this in both the renewal rates this quarter, which were consistent with history, and in the new logo wins at clients such as Generali and Pitney Bowes.

Let me now provide an update on the progress we are making to separate Kyndryl, our managed infrastructure services business. Like last quarter, I’ll quickly touch on three areas: client engagements, actions to optimize the business model, and the execution of the necessary milestones to enable the transaction.

From a client perspective, we are continuing to work with our clients to ensure a smooth transition. We have done extensive client outreach, and over 90 percent have had a very positive reaction. Clients see the long-term value and benefit for Kyndryl to help them build strong, secure, resilient and adaptive digital capabilities.

Regarding the business model, we have taken several actions to position the business for an improved margin, profit and cash generation profile.

This quarter we expanded GTS segment gross margin by 60 basis points with contribution from infrastructure services. The project activity and client-based business volumes have a higher margin profile as they utilize existing resources. And so, as these volumes recover, we get operating leverage. Additionally, the contract and productivity actions we have taken are just starting to contribute to gross margin improvement.

Finally, in addition to establishing a name, headquarters location and expanding the leadership team, we continue to make good progress on executing the necessary financial, legal and regulatory milestones to enable the transaction. We remain on track to close by the end of the year and still expect the Form 10 to be available in the fall.

Summary

Now, I’ll bring it back up to the IBM level with a quick summary of the quarter and our view of the full year. Our revenue trajectory improved in the first quarter – driven by Cloud and Cognitive Software, Global Business Services and strong IBM Z performance late in the product cycle. We continued to improve the fundamentals of our business model, with operating leverage enabling a higher level of investment. And we have a strong balance sheet and liquidity position.

We’re off to a good start, but as we said, more to do over the course of 2021. We’re investing in skills, ecosystem and innovation as we execute our hybrid cloud platform and AI strategy. We’ve redesigned our go-to-market model and expect to yield benefits as we move through the year. We’re executing the structural actions initiated in the fourth quarter and are continuing through the first half of this year. Some of this will improve the profit profile of our infrastructure services business, but more of the savings will be reinvested in IBM’s remaining business. And as I just mentioned, we’ll be working to complete the separation of Kyndryl by the end of the year.

As we look forward, we’re focused on revenue growth and cash generation. For the year, we continue to expect revenue growth at current spot rates and to deliver 11 to 12 billion dollars of adjusted free cash flow. I’ll remind you adjusted free cash flow expectations exclude the $3 billion of cash impacts this year associated with both structural actions initiated in the fourth quarter and the transaction charges for the spin-off.

I’ll make a couple of comments on revenue and free cash flow for the next quarter. As you’ve seen, the US dollar has strengthened over the last 90 days, which impacts us by about a point of revenue growth for the year.

Despite this, the average of analysts’ revenue estimates for the second quarter look reasonable, and as I said we’re maintaining our expectations for revenue growth for the year. We also had a strong start to free cash flow, with good profit and working capital performance. Profit growth will continue to contribute to our cash performance, but we also expect over half of the $1 billion full year cash tax headwind I mentioned in January to hit in the second quarter. And looking at our book tax rate in the second quarter, we expect the rate to be similar to second quarter last year or a couple of points higher. Bringing all of this together, we expect to make incremental progress in the second quarter as we deliver on our full year expectations.

So with that, let’s go to Q&A. I’ll turn it back over to Patricia.

Closing

Thank you. Before we begin the Q&A with Arvind and Jim, I’d like to mention a couple of items. First, we’ve included supplemental information at the end of the presentation. And finally, as always, I’d ask you to refrain from multi-part questions.

So operator, let’s please open it up for questions.